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                                                                 EXHIBIT 10.1(K)

                        SENSIENT TECHNOLOGIES CORPORATION
                         EXECUTIVE INCOME DEFERRAL PLAN

                  Amended and Restated as of December 31, 2002

                              ARTICLE I - PURPOSE

The Sensient Technologies Corporation Executive Income Deferral Plan (the "Plan") was established, effective as of July 15, 1987, by Sensient Technologies Corporation (formerly known as Universal Foods Corporation), a Wisconsin corporation, as an alternative voluntary income deferral plan for selected executive employees of Sensient Technologies Corporation and its participating subsidiaries.

                            ARTICLE II - DEFINITIONS

2.1 Account: The bookkeeping account maintained by the Benefits Investment Committee, or its delegate, to reflect the Deferred Compensation credited to a Participant, as further adjusted by Interest Credits on such Deferred Compensation.

2.2 Beneficiary: Any person or persons as designated by the Participant in writing filed with the Benefits Investment Committee, or its delegate, to whom any benefits under the Plan may be payable upon the death of the Participant. If no Beneficiary designation has been received by the Benefits Investment Committee, or its delegate, prior to the Participant's death, or if no Beneficiary so designated survives the Participant, payments shall be made, as they come due, to the duly appointed personal representative of the estate of the Participant.

2.3 Benefits Administrative Committee: The benefits administrative committee of the Company, members of which are appointed by the chief executive officer of the Company.

2.4 Benefits Investment Committee: The benefits investment committee of the Company, members of which are appointed by the chief executive officer of the Company.

2.5 Board: The board of directors of the Company, or a duly authorized committee of such Board.

2.6 Code: The Internal Revenue Code of 1986, as it may be amended, and Regulations thereunder.

2.7  Company: Sensient Technologies Corporation.

2.8 Deferred Compensation: An amount credited to a Participant's Account in lieu of payment by the Employer to such Participant as base salary and/or bonus.

2.9 Eligible Employee: Any executive employee of the Employer designated by the Benefits Investment Committee as eligible for the Plan Year in question.

2.10 Employer: The Company or any of its subsidiaries whose employees are permitted, by action of the Board, to participate in this Plan.

2.11 ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended, and Regulations thereunder.

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2.12 Interest Credit: An amount credited to each Participant's Account based on the average interest rate in effect for AAA rated corporate bonds, as reported by Moody's Investors Service as of December 31 of the preceding Plan Year.

2.13 Participant: An Eligible Employee who begins participating in the Plan effective as of the date set forth in Section 3.2.

2.14 Plan: The Sensient Technologies Corporation Executive Income Deferral Plan as set forth herein and as amended from time to time.

2.15 Plan Year: The twelve-month period commencing on January 1/st/ and ending on December 31/st/, which is the current fiscal year of the Company.

2.16 Regulation: A regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury or U.S. Department of Labor, as the case may be, and in effect at the time in question. Reference to a Regulation or section thereof includes that Regulation or section and any comparable Regulation or section that amends, supplements or supersedes that Regulation or section.

2.17 Retirement: The termination of a Participant's employment with the Employer and all of the Company's affiliates on or after the Participant's Retirement Date. Nothing in this Plan shall be deemed to require a Participant's or employee's retirement after his or her Retirement Date; provided, however, that this provision shall not be construed to be a guaranty of employment for any Participant or employee past his or her Retirement Date.

2.18 Retirement Date: The earliest date on which one of the following events has occurred:

     (a) The Participant has attained age at least 55 and the aggregate of the Participant's age and years of service with the Employer or the Company's affiliates totals at least 85; or

     (b) The Participant has attained age at least 62 and has completed at least 10 years of service with the Employer or the Company's affiliates.

                          ARTICLE III - PARTICIPATION

3.1 Eligibility: To participate in the Plan, an employee must be an Eligible Employee. A "waiver of participation" must be signed when an Eligible Employee declines an offer of participation in the Plan.

3.2 Effective Date of Participation: An Eligible Employee shall become a Participant in the Plan as of the first date Deferred Compensation is credited to his or her Account.

3.3 Cessation of Active Participation: A Participant's continued eligibility to defer receipt of his or her base salary and/or bonus shall cease upon the earliest date on which any of the following events occur:

     (a) The Plan is terminated pursuant to Section 10.1;

     (b) The Participant's Retirement, death or other termination of employment with the Employer; or

     (c) The Participant is no longer considered an Eligible Employee.

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                             ARTICLE IV - DEFERRALS

4.1 Deferral Limits: For each Plan Year, a Participant may elect to defer under the Plan up to 25% of his or her base salary and/or bonus for such Plan Year. The minimum deferral amount is $2,500 for a Plan Year.

4.2 Deferral Procedure: Deferrals may be made by payroll deductions from base salary, one-time deductions from annual bonus payments or any combination of the two.

4.3 Timing of Election: A Participant's election to defer his or her base salary and/or bonus must be made prior to the Plan Year in which such compensation is earned. Each Eligible Employee selected to enter or continue in the Plan as a Participant for the next Plan Year shall make his or her initial or additional deferral election during the period designated by the Benefits Investment Committee as the annual election period.

                              ARTICLE V - ACCOUNTS

5.1 Crediting of Deferred Compensation: A Participant's Deferred Compensation shall be credited to the Account maintained in his or her name.

5.2 Interest Credits: Each Account will be adjusted for Interest Credits from and after the dates Deferred Compensation is credited thereon.

5.3 Frozen Retirement Account Balance: In no event shall a Participant's Account balance be less than his or her frozen retirement account balance as of December 31, 2002 as shown on his or her December 31, 2002 Account statement issued pursuant to Section 5.4: (a) without adjustment for Deferred Compensation or Interest Credits credited to his or her Account on or after January 1, 2003; but (b) reduced by the amount of any withdrawals received by the Participant pursuant to Section 6.4 or Article VII. on or after January 1, 2003.

5.4 Annual Statements: Participants will receive annual statements showing the status of their Accounts.

                             ARTICLE VI - BENEFITS

6.1  At Retirement:

     (a) As soon as administratively feasible following the Participant's Retirement, the Participant shall commence to receive payment of his or her Account balance (with such Account balance increased by two percent (2%) and with such adjusted Account balance subsequently credited with interest, as of each December 31/st/ following the Participant's Retirement, at the Interest Credit rate in effect as of the Participant's actual date of Retirement) in 180 substantially equal monthly payments. In the event the Participant does not survive to receive 180 monthly payments, payments will continue to his or her Beneficiary for the remaining period.

     (b) Alternatively, upon Retirement, a married Participant may elect to receive the actuarially equivalent reduced value of the amount determined in paragraph (a) above payable monthly in the form of a joint and 50% survivor annuity over the life of the Participant and his or her spouse (and only if the Participant's spouse is his or her sole designated Beneficiary) to commence as soon as administratively feasible following the Participant's Retirement. The minimum to be paid will be equal to the 15-year term certain amount determined under paragraph (a) above, but then reduced as provided hereafter. The reductions from the 15-year term certain amounts in order to compute the joint and 50% survivor annuity are:

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                 Participant's Age                   % Reduction
                 -----------------                   -----------
                         55                               20
                         56                               19
                         57                               18
                         58                               17
                         59                               16
                         60                               15
                         61                               13
                         62                               12
                         63                               10
                         64                               9
                    65 or older                           8

     (c) Notwithstanding paragraphs (a) and (b) above, a Participant may elect to receive a lump sum distribution of his or her Account balance payable as soon as administratively feasible following Retirement but only if the Participant either makes such election at least one full calendar year prior to Retirement, or in lieu of such advance election, elects that his or her Account balance be reduced by six percent (6%) at time of payment. A Participant may revoke an election to receive a lump sum, but such revocation shall not be effective unless made at least one full calendar year prior to his or her Retirement.

6.2 At Death Before Retirement: In the event a Participant dies prior to Retirement, his or her Beneficiary will receive a survivor income benefit payable monthly for 15 years to commence as soon as administratively feasible following the Participant's death. The payments will be computed as provided in
Section 6.1(a), but without regard to the two percent (2%) Account balance increase provided for therein unless the Participant died on or after his or her Retirement Date.

6.3 Termination of Employment: Upon termination of a Participant's employment with the Employer and the Company's affiliates for any reason other than Retirement or death, the Participant will receive his or her Account balance payable in a lump sum as soon as administratively feasible following termination of employment.

6.4  In-Service Election:

     (a) A Participant, prior to his or her termination of employment with the Employer and the Company's affiliates, may elect to receive a lump sum distribution of his or her Account balance payable either:

         (i) as soon as administratively feasible on or after the January 1 following one full Plan Year from the date of such election; or

         (ii) as soon as administratively feasible following such election, but in such event, the Participant's Account balance will be reduced by six percent (6%) at the time of payment.

     (b) If a Participant makes an in-service distribution election, his or her deferrals under the Plan shall be suspended for the remainder of the Plan Year in which such election is made and for the next two succeeding full Plan Years.

6.5 Actuarial Equivalence: For purposes of Section 6.1(b), the actuarial assumptions to be applied in calculating actuarial equivalence shall be determined by the Benefits Investment Committee as of the date of the Participant's Retirement.

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                     ARTICLE VII - SUSPENSION OF DEFERRALS
                             AND ACCOUNT WITHDRAWALS

7.1 Hardship: Other than as provided in Section 6.4, a Participant may suspend his or her deferrals to this Plan and/or make a withdrawal from his or her Account only as a result of unanticipated, financial emergency and hardship which is beyond the control of the Participant and only if this is necessary in light of the immediate and serious financial need of the Participant. The amount, if any, of a Participant's suspension of deferrals or withdrawal from his or her Account shall be determined by the Benefits Investment Committee, but may not exceed the amount required to meet the Participant's immediate and serious financial need by reason of such emergency or hardship.

7.2 Request to Suspend Deferrals or Make a Withdrawal: A Participant shall submit to the Benefits Investment Committee, or its delegate, a written request to suspend his or her deferrals and/or to make a withdrawal from his or her Account pursuant to this Article, which submission shall include financial data and other information deemed necessary by the Benefits Investment Committee, or its delegate, to support the request.

                  ARTICLE VIII - CHANGE OF CONTROL OF COMPANY

8.1  Lump Sum Distribution; Continued Participation:

     (a) Notwithstanding any other provision of this Plan, in the event of the Change of Control of the Company, each Participant (or, if the Participant is deceased, the Participant's Beneficiary) shall receive a lump sum distribution of his or her Account balance (or, if already in pay status, a lump sum distribution of the actuarial present value of his or her remaining payments) as soon as administratively feasible after the date of such Change of Control. If the Participant is receiving monthly payments as of the date of the Change of Control, the assumptions regarding the interest rate and the duration of payments to be applied in calculating the actuarial present value, as of the date of the Change of Control, of the Participant's remaining payments shall be determined by the Benefits Investment Committee.

     (b) Subject to Section 2.8, each Participant employed with the Company as of the date of the Change of Control shall continue to be eligible to participate in this Plan until his or her Retirement, death or other termination of employment, and upon such Participant's Retirement, death or other termination of employment any Deferred Compensation (and Interest Credits on such Deferred Compensation) under this Plan subsequent to the lump sum distribution under paragraph (a) above shall be payable as provided in Article VI, as applicable.

8.2 For purposes of this Plan, the term "Change of Control" of the Company means:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,
(B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section; or

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     (b) individuals who, as of September 10, 1998, constitute the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

     (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

     (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  ARTICLE IX - ADMINISTRATION; BENEFIT CLAIMS

9.1 Administration: The Benefits Investment Committee shall be responsible for the general operation and administration of this Plan and shall have the full authority to interpret and construe this Plan and to take whatever actions it deems necessary and proper to carry out its obligations under the Plan. Day-to-day to administration of the Plan is the responsibility of the Company's Vice President of Human Resources under the direction of the Benefits Investment Committee.

     (a) The Benefits Investment Committee's interpretation and construction of the Plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes.

     (b) A member of the Benefits Investment Committee will not be prevented from receiving any benefits to which he or she may be entitled as a Participant or Beneficiary in the Plan, so long as the benefits are computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries. A member of the Benefits Investment Committee may not decide or determine any matter or question relating solely to his or her own benefits under the Plan unless such decision could be made by him or her under the Plan if he or she were not a member of the Benefits Investment Committee.

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9.2  Benefit Claims: The Benefits Administrative Committee shall have the full authority to determine and review claims for benefits under this Plan and to take whatever actions it deems necessary and proper to carry out its obligations under the Plan.

     (a) The Benefits Administrative Committee's determination of benefit claims under this Plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes. A member of the Benefits Administrative Committee will not be prevented from receiving any benefits to which he or she may be entitled as a Participant or Beneficiary in the Plan, so long as the benefits are computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

     (b) A member of the Benefits Administrative Committee may not decide or determine any matter or question relating solely to his or her own benefits under the Plan unless such decision could be made by him or her under the Plan if he or she were not a member of the Benefits Administrative Committee.

9.3  Claims Procedures:

     (a) Any claimant believing him/herself to be entitled to benefits under this Plan may file a written claim for benefits with the Benefits Administrative Committee (or its delegate) setting forth the benefits to which he/she feels entitled and the reasons therefor. Within 90 days after receipt of a claim for benefits, the Benefits Administrative Committee (or its delegate) shall determine the claimant's right, if any, to the benefits claimed, shall give the claimant written notice of its decision unless the Benefits Administrative Committee (or its delegate) determines that special circumstances require an extension of time to process the claim. If such an extension is required, the claimant will receive a written notice from the Benefits Administrative Committee (or its delegate) indicating the reason for the delay and the date the claimant may expect a final decision, which shall be no more than 180 days from the date the claim was filed. If the claim is denied in whole or in part, the written notice shall set forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's appeal procedure and a statement of the claimant's right to bring an action under ERISA Section 502(a) following an adverse determination on appeal.

     (b) Any claimant whose claim for benefits has been denied by the Benefits Administrative Committee (or its delegate) may appeal to the Benefits Administrative Committee (or its delegate) for a review of the denial by making a written request therefore within 60 days of receipt of a notification of denial. Any such request may include any written comments, documents, records and other information relating to the claim and may include a request for "relevant" documents to be provided free of charge. The claimant may, if he or she chooses, request a representative to make such written submissions on his or her behalf.

         (i) Within 60 days after receipt of a request for an appeal, the Benefits Administrative Committee (or its delegate) shall notify the claimant in writing of its final decision. If the Benefits Administrative Committee (or its delegate) determines that special circumstances require additional time for processing, the Benefits Administrative Committee (or its delegate) may extend such 60-day period, but not by more than an additional 60 days, and shall notify the claimant in writing of such extension. If the period of time is extended due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

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         (ii) In the case of an adverse benefit determination on appeal, the
Benefits Administrative Committee (or its delegate) will provide written notification to the claimant, set forth in a manner calculated to be understood by the claimant, of: (A) the specific reason or reasons for the adverse determination on appeal; (B) the specific Plan provisions on which the denial of the appeal is based; (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information "relevant" to the claimant's claim for benefits; and (D) a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

     (c) For purposes of this Section, a document, record or other information shall be considered "relevant" to a claimant's claim if such document, record or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

                           ARTICLE X - MISCELLANEOUS

10.1 Amendment or Termination: The Company, by action of the Board, reserves the right to modify, amend or terminate the Plan at any time, provided, however, that no such action shall have the effect of diminishing the benefits payable hereunder, with respect to any person participating in or receiving benefits under this Plan, without the written consent of such person. If the Plan terminates, the provisions of Section 8.1(a) shall apply as if a Change of Control of the Company had occurred.

10.2 Unfunded Top-Hat Plan:

     (a) For purposes of Title I of ERISA and for purposes of the Code, this Plan is intended to be unfunded and to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and shall be interpreted accordingly. The status of Participants and their Beneficiaries with respect to any liabilities assumed by the Employer hereunder shall be solely those of general unsecured creditors of the Employer, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Notwithstanding the foregoing, the Employer may establish a trust to assist it in meeting its obligations hereunder, but Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of such trust.

     (b) Notwithstanding anything in the Plan to the contrary, if it is determined by the Benefits Investment Committee that the continued participation of any individual would jeopardize the Plan's status as a "top-hat plan" under ERISA, such individual's participation in the Plan shall immediately cease and such individual shall receive a lump sum distribution of his or her Account balance as soon as administratively feasible.

10.3 No Assignment or Alienation: Except as contemplated by Section 2.2, no rights of any kind under this Plan shall, without the written consent of the Benefits Investment Committee, be transferable or assignable by the Participant or any Beneficiary or be subject to alienation, encumbrance, garnishment, attachment, execution or levy or seizure by legal process of any kind, voluntary or involuntary. Notwithstanding the preceding sentence, pursuant to rules comparable to those applicable to qualified domestic relations orders ("QDROs"), as determined by the Benefits Investment Committee, the Benefits Investment Committee may direct a distribution, prior to any distribution date otherwise described in the Plan, to an alternate payee (as defined under the rules applicable to QDROs).

10.4 Successors and Assigns:

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     (a) The Plan shall be binding upon the Participant, his or her
Beneficiaries, heirs, executors, administrators, successors and assigns. The foregoing sentence shall not be construed as a waiver of the provisions of
Section 10.3.

     (b) If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding its affiliates, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the person which is either the acquiring or successor entity, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company. In case of such assignment by the Company and of such assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Plan thenceforth shall cease and terminate and thereafter the term "Company" wherever used herein shall be deemed to mean such person(s) the Company and the Benefits Investment Committee may determine that provisions similar to those described in this Section 10.4(b) shall apply if one or more affiliates of, but not all or substantially all of, the Company are divested and the acquiring or successor entity agrees to assume sponsorship of the Plan with respect to affected Participants. However, if the acquiring or successor entity does not so agree, the Plan shall be considered as having terminated with respect to Participants whose employment with the Employer and the Company's affiliates terminates as a result of such transaction.

10.5 Other Plans or Agreements: The benefits payable under the Plan shall be independent of, and in addition to, any other plan or agreement relating to a Participant's employment that may exist from time to time between the parties hereto, or any other compensation payable by the Employer to a Participant, whether salary, bonus or otherwise. The Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Employer and its affiliates to discharge a Participant or restrict the right of a Participant to terminate his or her employment.

10.6 Other Benefits: In the event a Participant's other Employer-sponsored qualified or non-qualified plan benefits should be reduced in any way by the deferral of compensation under this Plan, the equivalent of such lost benefits, as determined by the Benefits Investment Committee, will be restored by the Employer at the time of the Participant's Retirement. In case of other termination of employment, such lost benefits shall be restored only to the extent the Employer, at its discretion, shall agree.

10.7 Governing Law and Rules of Construction: To the extent not governed by federal law, this Plan shall be construed according to the laws of Wisconsin, and neither the Benefits Investment Committee, the Benefits Administrative Committee, the Company, the Employer nor the Plan shall be under any duty or obligation to account to any court other than a court in Wisconsin. Reference to a section of the Code or of ERISA includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section, as well as to any Regulation pertaining to that section.

10.8 Adoption of Plan: Any subsidiary of the Company which, with the consent of the Board (which consent may be revoked without notice), has adopted the Plan and become a participating Employer is deemed to have appointed the Company, the Benefits Investment Committee and the Benefits Administrative Committee as its exclusive agents to exercise on its behalf all of the power and authority conferred by the Plan upon the Company, the Benefits Investment Committee or the Benefits Administrative Committee. The authority of the Company, the Benefits Investment Committee and the Benefits Administrative Committee to act as such agents shall continue until the Plan is terminated as to the participating Employer. Each participating Employer agrees to perform such other acts as the Benefits Investment Committee deems necessary in order to maintain the Plan's status as an unfunded top-hat plan under ERISA and the Code.

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10.9 Release: To the extent allowed by law, any final payment or distribution to any Participant or his or her legal representative, or to any Beneficiaries of such Participant, in accordance with the provisions of this Plan shall be in full satisfaction of all claims arising under or by virtue of this Plan against the Plan, the Benefits Investment Committee, the Benefits Administrative Committee, the Company, an Employer and its directors, officers, employees and affiliates, and any trust described under Section 10.2(a).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed this ___ day of _________, 2002.

                                        SENSIENT TECHNOLOGIES CORPORATION

                                        By______________________________________

ATTEST:

By:  _________________________

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